SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) March 9, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Colorado                         0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                           Colorado Springs, Colorado          80920
                   ----------------------------------------  ----------
                   (Address of principal executive offices)  (Zip Code)


Registrant's telephone, including area code:  (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

ITEM 5: OTHER INFORMATION:

     The Registrant issued the following press release, dated March 9, 1998, announcing it financial results for 1997:

                  SIMTEK ANNOUNCES FINANCIAL RESULTS FOR 1997;
                    SHOWS IMPROVED PROFITS AND REVENUE GROWTH

COLORADO SPRINGS, Colorado - March 9, 1998 - Simtek Corporation announced financial results for the fourth quarter of 1997 and for the year ended 1997. The Company had a net income of $425,182 for the fourth quarter and net income of $788,618 for the year. This compares to $316,662 and $144,516, respectively, in 1996. Net revenues totaled $6,632,186 for 1997 compared to $5,196,653 for 1996.

Simtek was recently listed in the Deloitte & Touche listing of America's 500 fastest growing high technology companies with revenue growth of 913% over the 5 year period from 1992 through 1996.

"Even though we grew revenue by 27% from 1996 to 1997 the company grew profits by over 400%. This was a year of making our operation efficient and viable for the long term," stated Douglas Mitchell, Simtek's president and CEO. "In 1998 we will focus more on market expansion and new product development. There remain great opportunities for Simtek's technology and products in the marketplace and we plan to invest our efforts in 1998 towards winning designs in more high-volume applications."

                                         Three Months ended                        Year ended
                                             December 31                           December 31

                                       1997                1996             1997                1996
                                       ----                ----             ----                ----
Net Sales                           $1,747,889         $1,676,935        $6,632,186          $5,196,653

Cost of Sales                          848,471            869,202         3,676,432           3,073,611

Gross Margin                           899,418            807,733         2,955,754           2,123,042

Total selling, general and             486,118            489,936         2,221,432           2,000,922
administrative expenses

Net Income (loss)                      425,182            316,662           788,618             144,516

Basic and diluted EPS                      N/A                N/A               .03                 .01

Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page www.simtek.com, email info@simtek.com or by calling (719) 531-9444 or FAX (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.
                                       ###

Editors Note: Please send inquiries to: Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, FAX (719) 531-9481.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                     SIMTEK CORPORATION


March 11, 1998                       By:   /s/ Douglas Mitchell
                                        ----------------------------------------
                                           DOUGLAS MITCHELL
                                           Chief Executive Officer



















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